EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Hidalgo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of WPCS International Incorporated on Form 10-K for the fiscal year ended April 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of WPCS International Incorporated.

	By:	/S/ ANDREW HIDALGO
Date: July 29, 2009	Name:	Andrew Hidalgo
	Title:	Chief Executive Officer

I, Joseph Heater, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of WPCS International Incorporated on Form 10-K for the fiscal year ended April 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of WPCS International Incorporated.

	By:	/S/ JOSEPH HEATER
Date: July 29, 2009	Name:	Joseph Heater
	Title:	Chief Financial Officer